STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of July __, 2012 (this "**Agreement**"), is entered into by Aslan Ozer ("**Seller**") and Rainbow International Corp. ("**Purchaser**"). Purchaser and Seller are each referred to herein as a "**Party**" and collectively, as the "**Parties.**"

BACKGROUND

Seller is the owner of all of the member interests of Aslanay Madencilik Sanayi Ve Ticaret Limited Sirketi, a Turkish enterprise (the "**Company**"), representing 100% of the issued and outstanding member interests of the Company as of the date hereof calculated on an actual basis and a fully-diluted basis. Seller desires to sell to Purchaser 100 member interests (the "**Seller Interests**"). Purchaser desires to purchase all of the Seller Interests.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties agree as follows:

1. Purchase and Sale.

Seller shall sell, transfer, convey and deliver unto Purchaser the Seller Interests, and Purchaser shall acquire and purchase the Seller Interests from Seller.

2. Purchase Price.

(a) General. The purchase price (the "**Purchase Price**") for the Seller Interests is two million five hundred thousand (2,500,000) common shares of Rainbow International Corp., payable as specified in this Section 2.

(b) Payment at Closing. At the Closing (as defined in Section 3(a)), Purchaser shall pay to Seller the Purchase Price.

3. The Closing.

(a) General. The closing of the transactions contemplated by this Agreement (the "**Closing**") shall take place as follows:

i. Seller shall deliver the original Certificates (below defined) to the Transfer Agent (below defined).

ii. In addition, Seller shall deliver to Purchaser copies of the balance of Seller's closing deliverables identified below in Section 3(b)(i) (together with the Certificates, the "**Seller's Closing Deliverables**"). Such deliveries by Seller shall occur on or before Monday, July 30, 2012.

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iii. If Purchaser approves of Seller's Closing Deliverables, Purchaser shall so Seller. Upon the receipt of such notification, Purchaser and Seller shall exchange executed copies of this Agreement via email, with originals to follow via courier. Seller shall also deliver originals of Seller's Closing Deliverables to J.M. Walker & Associates.

iv. Upon the exchange of the executed copies of this Agreement via email, Purchaser shall cause the Purchase Price to be delivered to Seller.

(b) Deliveries at the Closing.

(i) At the Closing Seller shall deliver to Purchaser, or any other person described below:

(A) Certificate(s) evidencing all of the Seller Interests (the "**Certificates**"), endorsed in blank or accompanied by duly executed assignment documents, to be delivered as specified in Section 3(a)(i);

(B) the Company's full and complete articles of incorporation and bylaws, certified by the Secretary of the Company (before giving effect to the resignations described in clause (i)(B) of this paragraph (b));

(C) the Company's full and complete minute book and corporate seal and all other original corporate documents and agreements, certified by the Secretary of the Company (before giving effect to the resignations described in clause (i)(B) of this paragraph (b));

(D) any other documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(ii) Purchaser shall deliver to Seller the Purchase Price.

4. General Representations and Warranties of Seller.

Seller represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the Closing.

(a) Seller has full power and authority to execute, deliver and perform such Seller's obligations under this Agreement and to sell, assign, transfer and deliver to Purchaser the Seller Interests as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by Seller will violate or result in a breach of any term or provision of any agreement to which Seller is

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bound or is a party, or be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or cause the acceleration of the maturity of any obligation of Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any properties or assets of Seller.

(c) This Agreement has been duly and validly executed by Seller, and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general limitations on the availability of equitable remedies.

(d) The Seller Interests are owned beneficially and of record by Seller and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof. Seller owns the Seller Interests free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, "**Liens**"), and upon delivery of the Seller Interests to Purchaser, Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of the Company or voting rights with respect to such stock (other than pursuant to this Agreement or the Separate Agreements). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(e) The dates of acquisition of the Seller Interests by Seller as specified on Schedule A is true and correct. Such date of acquisition is the respective date on which the Seller Interests were fully paid for by Seller.

5. Special Representations and Warranties of Seller.

Seller, in his individual capacity and due to his unique knowledge of the operations of the Company obtained in his capacity as the sole member interest holder of the Company, represents and warrants to Purchaser that the statements contained in this Section 5 are correct and complete as of the Closing.

(a) The Company is a corporation duly incorporated, existing and in good standing under the laws of country of Turkey. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such authorization is required. The Company has full power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity ownership or participation in any other entity.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof will (i) violate or result in a breach of any term or provision of any agreement to which the Company is

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bound or is a party, or the Company's articles of organization or operating agreement, (ii) be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or instrument or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(c) The Company's authorized securities consists of exactly 100 member interests, of which (i) exactly 100 member interests are issued and outstanding and (ii) exactly 100 member interests in the aggregate are owned beneficially and of record by Seller. The Company has not reserved any member interests for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, the Company's securities. All of the issued and outstanding member interests are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including applicable securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional securities of the Company or securities exercisable or exchangeable for, or convertible into, member interests of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of member interests (i) between or among the Company and any of its members, or (ii) between or among Seller and any third party. The Company is not a party to any agreement granting any member of the Company the right to require the Company to register any securities under the Securities Act of 1933, as amended (the "**Securities Act**"), or any other securities laws. The Member List accurately reflects the ownership of record of all of the issued and outstanding member interests.

(d) The Company is not subject to any restrictions on its ability to implement any split of the member interests, other than any such restrictions imposed by applicable laws or governmental regulations of general applicability.

(e) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding that are pending or, to Seller's knowledge, threatened against the Company.

(f) The Company has properly and timely filed all required federal, state, local and foreign tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, nor any tax liens (existing or inchoate) on any of the assets of the Company, except for current year taxes not presently due and payable. No federal, foreign, state or local tax audit is currently in progress. The Company has not waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(g) Since inception of the Company, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company's

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business or prospects, including any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company, except for the changes contemplated by this Agreement.

(h) The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any members, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(i) No representation or warranty by Seller in this Agreement, or in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(j) The Company and Seller have procured all governmental and third party consents and clearances required in order to effect the Closing.

(k) No action, suit or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or delay consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Purchaser to own the Seller Interests and to control the Company, or (iv) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

6. Representations and Warranties of Purchaser.

Purchaser represents and warrants to Seller that the statements contained in this Section 6 are correct and complete as of the Closing.

(a) Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation

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of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general limitations on the availability of equitable remedies.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate the performance required under, any existing agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(c) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party (collectively, "**Purchaser Clearances**") is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, other than Purchaser Clearances that are already in effect.

(d) Purchaser is acquiring the Seller Interests for Purchaser's own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution, as "distribution" is used in the Securities Act. Purchaser agrees not to sell or otherwise transfer the Seller Interests unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. Purchaser has knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of acquiring the Seller Interests.

7. <u>No Brokers or Finders.</u>

There are no finders and no Parties shall be responsible for the payment of any finders' or brokers' fees or similar fees as a result of the transactions contemplated herein. Each Party represents and warrants that it has not, and Seller represents and warrants that the Company has not, incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees, agents' commissions, financial advisory fees or similar payment in connection with this Agreement.

8. <u>Post-Closing Covenants</u>. The Parties agree as follows with respect to the period following the Closing.

(a) <u>General</u>. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further

action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless and to the extent that the requesting Party is entitled to indemnification therefor under Section 9). Without limiting the generality of the foregoing, Seller shall, at Purchaser's expense, procure or assist in procuring in a timely manner any and all legal opinion letters required by the Transfer Agent for the issuance of one or more new stock certificates evidencing the Seller Interests, registered in accordance with Purchaser's instructions. From and after the Closing the post-Closing management of Purchaser will be entitled to possession of all documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving the Company, the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless and to the extent that the contesting or defending Party is entitled to indemnification therefor under Section 9).

9. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing (even if a Party knew or had reason to know of any misrepresentation or breach of a representation or warranty by another Party at the time of Closing) and continue in full force and effect until expiration of the applicable statute of limitations.

(b) Indemnification Provisions for Benefit of Purchaser.

(i) In the event Seller breaches (or any third party alleges facts that, if true, would mean Seller has breached) any of Seller's representations, warranties or covenants contained herein, Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences (as defined below) Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Agreement, "**Adverse Consequences**" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

(ii) Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company (whether or not accrued or otherwise disclosed) (x) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing (or for any tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing) and (y) for the unpaid taxes of any person (other than the Company) under Section 1.1502-6 of the Treasury Regulations adopted under the Internal Revenue Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii) Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any liabilities arising out of the ownership of the Seller Interests or operation of the Company prior to the Closing.

(iv) Seller shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other liabilities of the Company existing as of the Closing.

(c) Indemnification Provisions for Benefit of Seller. In the event Purchaser breaches (or any third party alleges facts that, if true, would mean Purchaser has breached) any of Purchaser's representations, warranties or covenants contained herein, then Purchaser shall indemnify Seller and hold him harmless from and against the entirety of any Adverse Consequences Seller may suffer arising out of, relating to, in the nature of, or caused by such breach (or such alleged breach).

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (such notified Party, the "**Indemnified Party**") with respect to any matter (a "**Third Party Claim**") which may give rise to a claim for indemnification against any other Party (the "**Indemnifying Party**") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the

Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in Section 9(d)(ii) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

10. Miscellaneous.

(a) Fax or Email Execution and Delivery. Execution and delivery of this Agreement by facsimile transmission or PDF electronic mail transmission are legal, valid and binding execution and delivery for all purposes; provided however that each Party shall immediately provide the other Party with an originally executed copy via courier.

(b) Confidentiality; Public Announcements. Except as and to the extent required by law, no Party will disclose or use, and each Party will direct its representatives not to disclose or use, any information with respect to the transactions which are the subject of this Agreement, without the consent of the other Parties; provided, however, that the foregoing shall not restrict the Company from making any public disclosure it believes in good faith is required by applicable law, any listing or trading agreement, or FINRA or OTCBB rules.

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(c) Third-Party Beneficiaries. The Company is an intended third-party beneficiary of Seller's representations, warranties and obligations under this Agreement. Except as stated in the preceding sentence, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein,) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and cancels any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Purchaser may (i) assign any or all of Purchaser's rights and interests hereunder to one or more of Purchaser's Affiliates (as defined below), and (ii) designate one or more of Purchaser's Affiliates to perform Purchaser's obligations hereunder, but no such assignment shall operate to release Purchaser or a successor from any obligation hereunder, unless and only to the extent that Seller agrees in writing. For purposes of this Agreement, an "**Affiliate**" of a specified person is a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The Section headings in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder (any of the foregoing, a "**Notice**") must be in writing. Any Notice shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

Aslan Ozer
Bayildim Sok. NR;2 Swiss Hotel Living Bolumu
Macka/Instabul/Turkey

If to Purchaser:

Rainbow International Corp.
c/o Donald Perks

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Suite 909, Buyukdere Cad. No:1 Sisli
Istanbul, Turkey

Any Party may send any Notice to the intended recipient at the address set forth above using any other means (including personal delivery, courier, messenger, fax, ordinary mail, or electronic mail), but no such Notice shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Notices are to be delivered to such Party by giving the other Parties notification of such change in the manner herein set forth.

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by Purchaser and Seller. No waiver by any Party of any default, misrepresentation, or breach of a representation, warranty or covenant hereunder, intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each Party will bear such Party's own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Seller agrees that the Company has not borne and will not bear any of Seller's costs and expenses (including any of Seller's legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or

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covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in any disclosure schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless such schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in a disclosure schedule (if any), shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n) Incorporation of Schedules and Exhibits. Schedule A and any other schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 10(p)), without the need to prove irreparable harm or inadequacy of money damages and without the need to post a bond, in addition to any other remedy to which such Party may be entitled, at law or in equity.

(p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court in Clark County, Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

[signature pages follow]

DG AO

[Seller Signature Page]

IN WITNESS WHEREOF, the undersigned **Seller** has duly executed this Agreement as of the date first above written.

____
Aslan Ozer

[Purchaser Signature Page]

IN WITNESS WHEREOF, Purchaser has duly executed this Agreement as of the date first above written.

Rainbow International Corp.

____

Donald Perks

SCHEDULE A

SELLER

NAME AND ADDRESS OF SELLER	NUMBER OF SELLER INTERESTS BEING SOLD	DATE SELLER INTERESTS WERE ACQUIRED BY SELLER	NUMBER OF SELLER INTERESTS EVIDENCED BY NON-LEGENDED CERTIFICATES
Aslan Ozer Bayildim Sok. NR; 2 Swiss Hotel Living Bolumu Macka Instanbul/Turkey	**100**	**July 26, 2012**	**0**